Exhibit 10.24

Amendment to

HYCROFT MINING CORPORATION

Restricted stock unit agreement

(TIME-VESTING)

THIS AMENDMENT (the “Amendment”) to the Hycroft Mining Corporation Restricted Stock Unit Agreement (Time-Vesting) by and between Hycroft Mining Corporation, a Delaware corporation (the “Corporation”) and Randy Buffington (the “Participant”) made and entered into as of February 20, 2019 (the “Agreement”) is made as of May 29, 2020 (the “Effective Date”).

WITNESSETH:

WHEREAS, Hycroft Mining Corporation, a Delaware corporation (the “Company”) sponsors the Plan for the benefit of its employees and its stockholders;

WHEREAS, the Company has entered into that certain Purchase Agreement, dated as of January 13, 2020, as amended as of February 26, 2020, by and among the Company, Mudrick Capital Acquisition Corporation, a Delaware corporation (“MUDS”) and MUDS Acquisition Sub, Inc., a Delaware corporation (each of MUDS and MUDS Acquisition Sub, Inc., a “Buyer”);

WHEREAS, the Company has agreed to assign the Plan to a Buyer or one of their affiliates and the Buyers have agreed that a Buyer or an affiliate will assume sponsorship of the Plan; and

WHEREAS, it is desirable to amend the Agreement to reflect changes resulting from the foregoing.

NOW, THEREFORE, the Plan is hereby amended as of the Effective Date so that: (i) references to the “Corporation” in the Agreement be revised to mean “Hycroft Mining Holding Corporation” and (ii) references to the “Plan” in the Agreement be revised to mean the “Hycroft Mining Holding Corporation 2020 Performance and Incentive Pay Plan.”

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

HYCROFT MINING CORPORATION

By:	/s/ Stephen M. Jones
Stephen Jones,
Executive Vice President and Chief Financial Officer

PARTICIPANT

/s/ Randy Buffington
Randy Buffington